  EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos. 333-215586, 333-213732 and 333-208467) and on Form S-8 (File No. 333-210812) of Torchlight Energy Resources, Inc. of our report dated March 31, 2017 relating to the financial statements for the year ended December 31, 2016 which appear in this Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ Briggs & Veselka Co.

Houston, Texas
March 31, 2017